EXHIBIT 11

           EXECUTONE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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                              Three Months Ended           Nine Months Ended
                                September  30,               September 30,
                              1996          1995           1996         1995

NET INCOME (LOSS)         $ 2,124,000   $ 1,323,000   $ 20,624,000 $(38,496,000)

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING 51,605,000    46,898,000     51,779,000   46,478,000

COMMON STOCK EQUIVALENT SHARES
  ASSUMED TO BE ISSUED FOR
  DILUTIVE STOCK OPTIONS AND
  WARRANTS                    571,000     2,116,000        779,000          ---

TOTAL WEIGHTED AVERAGE COMMON
  AND COMMON EQUIVALENT SHARES
  OUTSTANDING              52,176,000    49,014,000     52,558,000   46,478,000


EARNINGS (LOSS) PER COMMON
  SHARE                   $      0.04   $      0.03   $       0.39 $      (0.83)
























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